Exhibit 99.1

Vail Resorts Closes its Acquisition of Peak Resorts; Adds 17 U.S. Ski Areas Near Major Metropolitan Areas to Portfolio

BROOMFIELD, Colo.-September 24, 2019-Vail Resorts, Inc. (NYSE: MTN) today announced that the Company has closed on its acquisition of Peak Resorts, Inc. (NASDAQ: SKIS) for a purchase price of $11.00 per share. With this acquisition, Vail Resorts has added 17 U.S. ski areas to its network of world-class resorts, bringing its total number of owned and operated resorts to 37 worldwide.

The 17 new resorts are located in the Northeast, Mid-Atlantic and Midwest, near major metropolitan areas including New York, Boston, Washington, D.C., Baltimore, Philadelphia, Cleveland, Columbus, St. Louis, Kansas City and Louisville.

“We are thrilled that with this acquisition, skiers and riders living in and around some of the biggest cities in the country will now have access to both ski close to home and at renowned mountain resorts around the world - with just one pass,” said Rob Katz, chairman and chief executive officer of Vail Resorts. “We are excited to welcome each of these ski areas into the Vail Resorts family and to continue to invest in what makes them unique.”

The new resorts in the Northeast are: Mount Snow in Vermont; Hunter Mountain in New York; and Attitash Mountain Resort, Wildcat Mountain and Crotched Mountain in New Hampshire. They join the Company’s existing Northeast resorts - Stowe Mountain Resort and Okemo Mountain Resort in Vermont, and Mount Sunapee Resort in New Hampshire - and together will provide skiers and riders incredible variety and choice in the region.

In the Mid-Atlantic, the acquired resorts are: Liberty Mountain Resort, Roundtop Mountain Resort, Whitetail Resort, Jack Frost and Big Boulder in Pennsylvania.

In the Midwest, the new resorts are: Alpine Valley, Boston Mills, Brandywine and Mad River Mountain in Ohio; Hidden Valley and Snow Creek in Missouri; and Paoli Peaks in Indiana. They join the Company’s other Urban resorts in the Midwest which draw guests from Chicago, Detroit and Minneapolis. Those resorts are: Wilmot Mountain in Wisconsin; Mt. Brighton in Michigan; and Afton Alps in Minnesota.

The 2019-20 Epic Pass, Epic Local Pass, Epic Australia Pass and Military Epic Pass now include unlimited and unrestricted access to each of the 17 ski areas, in addition to the access provided to some of the world’s most well-known resorts including Vail, Whistler Blackcomb, Park City and Breckenridge. Guests with an Epic Day Pass are also able to access these 17 ski areas as a part of the total number of days purchased. For the 2019-20 season, Vail Resorts will honor all Peak Resorts pass products and continue to sell them through the fall. Current Peak Resorts’ pass holders now have the option to upgrade to an Epic Pass or Epic Local Pass.

Following today’s closing, Vail Resorts plans to invest approximately $15 million over the next two years in one-time capital spending to elevate the guest experience at these resorts. Additionally, the Company’s annual ongoing capital expenditures are expected to increase by approximately $10 million to support the addition of the new ski areas.

Peak’s common stock will be delisted from the Nasdaq Global Select Market effective as of the close of trading on September 24, 2019.

Pass Access Details

Vail Resorts currently offers the following access and benefits for 2019-20 Epic Pass, Epic Local Pass, Military Epic Pass and Epic Day Pass holders. These products now include access to each of the 17 acquired ski areas as outlined below.

•	Epic Pass™: For $969 for adults and $509 for children (ages five to 12), the Epic Pass offers the following access and benefits:

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Unlimited, unrestricted access to: Whistler Blackcomb, Vail, Beaver Creek, Breckenridge, Keystone, Crested Butte, Park City, Heavenly, Northstar, Kirkwood, Stowe, Okemo, Mount Snow, Mount Sunapee, Attitash, Wildcat, Crotched, Hunter, Liberty, Roundtop, Whitetail, Jack Frost, Big Boulder, Stevens Pass, Alpine Valley, Boston Mills, Brandywine, Mad River, Hidden Valley, Snow Creek, Paoli Peaks, Afton Alps, Mt. Brighton, and Wilmot in North America. The Epic Pass also includes access to Perisher, Falls Creek, and Hotham in Australia.

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Limited access to partner resorts, including: seven days at each of Telluride, Sun Valley, Snowbasin, and the Resorts of the Canadian Rockies; five consecutive days at Hakuba Valley, Japan’s ten ski resorts; five consecutive days at Japan’s Rusutsu Resort. The Epic Pass also grants limited access to Les 3 Vallées in France; 4 Vallées in Switzerland; and Skirama Dolomiti in Italy.

•	Epic Local Pass™: For $719 for adults, $579 for teens (ages 13 to 18) and $379 for children (ages five to 12), the Epic Local Pass offers the following access and benefits:

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Unlimited, unrestricted access to: Breckenridge, Keystone, Crested Butte, Okemo, Mount Snow, Mount Sunapee, Attitash, Wildcat, Crotched, Hunter, Liberty, Roundtop, Whitetail, Jack Frost, Big Boulder, Stevens Pass, Alpine Valley, Boston Mills, Brandywine, Mad River, Hidden Valley, Snow Creek, Paoli Peaks, Afton Alps, Mt. Brighton, and Wilmot.

◦	Unlimited access with holiday restrictions to: Park City, Heavenly, Northstar, Kirkwood, and Stowe.

◦	10 total days combined (with holiday restrictions) at: Vail, Beaver Creek, and Whistler Blackcomb.

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Limited access to partner resorts, including: two days (with limited holiday restrictions) at Sun Valley; two days (with limited holiday restrictions) at Snowbasin; and five total consecutive days with no blackout dates at Hakuba Valley’s ten ski resorts in Japan; and five total consecutive days with no blackout dates at Rusutsu Resort.

•	Military Epic Pass™: For $159 for Active and Retired Military and their dependents and $559 for Veteran Military and their dependents, the Military Epic Pass offers the following access:

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Unlimited, unrestricted access to: Whistler Blackcomb, Vail, Beaver Creek, Breckenridge, Keystone, Crested Butte, Park City, Heavenly, Northstar, Kirkwood, Stowe, Okemo, Mount Snow, Mount Sunapee, Attitash, Wildcat, Crotched, Hunter, Liberty, Roundtop, Whitetail, Jack Frost, Big Boulder, Stevens Pass, Alpine Valley, Boston Mills, Brandywine, Mad River, Hidden Valley, Snow Creek, Paoli Peaks, Afton Alps, Mt. Brighton, and Wilmot in North America. The Military Epic Pass also includes access to Perisher, Falls Creek, and Hotham in Australia.

•	Epic Day Pass: Announced earlier this year as a part of Epic for Everyone, the Epic Day Pass provides unprecedented flexibility and season pass discounts to guests skiing as little as one day.

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With the customizable pass, guests can unlock discounts of up to 50 percent off lift ticket window prices by selecting the number of days they plan to ski or ride - from one day to seven days - and whether or not to add holiday access.

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Guests can use the pass at any of the Company's North American owned resorts, including Whistler Blackcomb, Vail, Beaver Creek, Breckenridge, Keystone, Crested Butte, Park City, and more, including the 17 new resorts. Those purchasing four or more days also get access to Telluride, Sun Valley, Snowbasin, and Resorts of the Canadian Rockies as a part of the total number of days purchased.

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 world-class mountain resorts and urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Investor Relations, Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media Relations, Sara Olson, (303) 404-6497, solson1@vailresorts.com

Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, constitute forward-looking statements within the meaning of the federal securities laws, including the expected investments in the 17 resorts over the next two years and the expected increase in annual capital expenditures. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data; risks related to cyber-attacks; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options and changing consumer preferences; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Triple Peaks, Stevens Pass, Falls Creek, Hotham, the resorts owned or operated by Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities; risks associated with uncertainty of the impact of recently enacted tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, which was filed on September 28, 2018.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.